Exhibit 99.1

Daniel E. Greenleaf Appointed as Chief Executive Officer of The Providence Service Corporation and LogistiCare

ATLANTA, GA – December 2, 2019 – The Providence Service Corporation (the “Company” or “Providence”) (Nasdaq: PRSC) today announced that it has appointed Daniel E. Greenleaf as Chief Executive Officer of the Company and its subsidiary, LogistiCare Solutions, LLC (“LogistiCare”), effective December 11, 2019. Mr. Greenleaf is an innovator across the healthcare industry who brings over 25 years of experience successfully transforming healthcare companies through periods of growth.

“I am thrilled to welcome Dan to the team,” said Carter Pate, Providence’s interim Chief Executive Officer. “Dan is a highly respected healthcare leader who has a distinguished track record of driving operational excellence, enhancing growth and creating value for shareholders.”

Mr. Greenleaf recently served as President and CEO of BioScrip, Inc. (“BioScrip”), the largest independent provider of infusion and home care management solutions, where he spearheaded the turnaround and successful merger with Option Care Health (Nasdaq: BIOS). Prior to BioScrip, he was the CEO and Chairman of Home Solutions Infusion Services where he led the turnaround and eventual sale to BioScrip. Before Home Solutions Infusion Services, Mr. Greenleaf was the President and CEO of Coram Specialty Services, where he was instrumental in growing Coram to become the top-performing home infusion company in the country prior to its sale to CVS. Mr. Greenleaf graduated from Denison University with a Bachelor of Arts in Economics and holds a Master of Business Administration in Health Administration from the University of Miami. He is a military veteran, having served as captain and navigator in the United States Air Force.

“On behalf of the Providence Board, we would like to thank Carter for the tremendous leadership he brought to Providence over the past two years,” said Chris Shackelton, Chairman of the Board of Directors. “His dedication and discipline drove significant progress through a critical transitional phase, during which he oversaw an organizational restructuring and consolidation, as well as asset sales. As a result of his hard work, the Company has a stronger foundation from which to take advantage of a terrific set of favorable industry opportunities.”

“We are pleased to welcome Dan to Providence and LogistiCare,” Mr. Shackelton continued. “Throughout his career, he has relentlessly driven high-performing organizations. We are confident that Dan’s strategic vision, industry knowledge and proven leadership skills will enable the Company to further accelerate growth and shareholder value creation. LogistiCare is at the center of compelling industry trends as a market leader with a best-in-class organization, terrific technology platform and unlevered balance sheet. From this position of strength, we believe the Company will excel with Dan as the CEO.”

“I am incredibly excited to assume this new role and for the future of the Company,” said Mr. Greenleaf. “LogistiCare is an industry leader, with an exceptionally talented management team and a long history of providing high quality technology-enabled healthcare services to payors and members. I am committed to driving ongoing transformational change and unlocking future growth potential for LogistiCare through enhancing membership experience, strengthening our relationship with payors, optimizing operational efficiencies, and maximizing value for our shareholders.”

About Providence and LogistiCare

The Providence Service Corporation, through its fully-owned subsidiary LogistiCare Solutions, LLC, is the nation’s largest manager of non-emergency medical transportation programs for state governments and managed care organizations. Its range of services includes call center management, network credentialing, vendor payment management and non-emergency medical transport management. The Company also holds a minority interest in Matrix Medical Network which provides a broad array of assessment and care management services to individuals that improve health outcomes and health plan financial performance. For more information, please visit prscholdings.com.

Forward Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements herein. These risks, uncertainties and other factors include, but are not limited to, the risks disclosed in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact

Bryan Wong – Investor Relations

(404) 888-5902